Tamir Biotechnology, Inc. 8-K

Exhibit 10.1
TAMIR BIOTECHNOLOGY, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of December 11, 2012, by and among Tamir Biotechnology, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue up to 10 units (the “Units”), in a private placement (this “Offering”), at a price of $100,000 per Unit, each Unit consisting of (i) 13,846,945 shares (the “Common Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), (ii) 1,000 shares of Series A Convertible Preferred Stock of the Company (the “Preferred Shares”), having the rights, preferences, privileges and restrictions set forth in the Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Company in the form attached as Exhibit A hereto, each such Preferred Share initially convertible into 17,718.52 shares of Common Stock, and (iii) ten-year Common Stock Purchase Warrants (the “Warrants”) in the form attached as Exhibit B hereto, to purchase 12,626,184 shares of Common Stock at an exercise price of $0.003168 per share;

WHEREAS, the Purchasers desire to purchase from the Company and the Company desires to sell and issue to the Purchasers, the Units on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT TO PURCHASE AND SELL UNITS.

(a)   Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), at a price of $100,000 per Unit the number of Units, and the corresponding number of Common Shares, Preferred Shares and Warrants to purchase the corresponding number of shares of Common Stock identified on the signature pages hereto.

(b)   Obligations Several, Not Joint.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each of the Purchasers to purchase the Units pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(c)   Issuance of Additional Shares.  If at any time after the Closing Date (as defined below) the Company sells or issues Equity Securities (as defined below) in a subsequent offering (a “Dilutive Offering”), at a price per share of Common Stock less than $0.003168 (the “Original Per Share Price”), then the Company shall issue to each Purchaser, for no additional consideration, that number of shares of Common Stock equal to the difference between (i) the quotient obtained by dividing the aggregate purchase price paid by such Purchaser for the Units purchased hereunder (the “Total Consideration”), by the Original Per Share Price, and (ii) the quotient obtained by dividing the Total Consideration by the price per share of Common Stock paid by purchasers in such Dilutive Offering.  The provisions of this Section1(c) shall apply to successive Dilutive Offerings, provided that following the first Dilutive Offering effected after the Closing Date, the “Original Price Per Share” as used in determining the number of shares to be issued to the Purchasers with respect to each succeeding Dilutive Issuance shall be deemed to be equal to the price per share of Common Stock paid by purchasers in the immediately preceding Dilutive Offering.  The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right.

(d)   Excluded Securities.  Notwithstanding the foregoing, no additional shares of Common Stock shall be issued to any Purchaser under Section 1(c) in connection with the issuance of the following Equity Securities:

(i)   shares of Common Stock issued or issuable upon conversion or exercise of the Preferred Shares or Warrants, or pursuant to any other rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement;

(ii)   any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

(iii)   any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company; or

(iv)   any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company's Board of Directors.

2.   CLOSING.  Subject to the satisfaction of the conditions to Closing set forth in this Agreement, the purchase and sale of the Units shall take place at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 at 10:00 a.m., New York City time, on the date hereof, or at such other time and place as the Company and the Purchasers purchasing a majority of the Units mutually agree (which time and place are referred to in this Agreement as the “Closing”).   The date of the Closing hereunder is referred to herein as the “Closing Date”.  On the Closing Date, the Company shall, against such payment for the Units, deliver to each Purchaser certificates representing the Common Shares and the Preferred Shares, and the Warrants purchased hereunder.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser that as of the date hereof:

(a)   Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted, (ii) enter into this Agreement, the Warrants and all other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”), and (iii) issue and sell the Common Shares, Preferred Shares and Warrants to the Purchasers and to consummate the transactions contemplated hereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Company, taken as a whole, or on the transactions contemplated hereby and the other agreements, instruments and documents contemplated hereby or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)   Capitalization.  The capitalization of the Company, prior to the issuance of the Units and after giving effect to the conversion of the Company’s 5% Senior Secured Convertible Promissory Notes due February 16, 2013 in the aggregate principal amount of $3,250,000 (the “Senior Notes”), is as follows:

(i)   The authorized capital stock of the Company consists of 250 million shares of Common Stock, and one million shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(ii)   The issued and outstanding capital stock of the Company consists of (A) 111,530,546 shares of Common Stock and (B) no shares of Preferred Stock.  The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii)   The Company has three equity incentive plans:  the 2004 Stock Incentive Plan, the 1997 Stock Option Plan and the 1993 Stock Option Plan (collectively, the "Plans").  The Company has (1) 5,403,667 shares of Common Stock reserved for issuance upon exercise of outstanding options, (2) 21,666,664  shares of Common Stock reserved for issuance upon exercise of outstanding warrants, and (3) 3,065,333 shares reserved for issuance under the Plans.  Each stock option granted by the Company (i) was granted in accordance with the terms of the applicable Plan, and (ii) was granted with an exercise price at least equal to the fair market value of the Common Stock on the date such option would be considered granted under generally accepted accounting principles in the United States and applicable law (that is, no option has been backdated).  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.   Except as set forth in this Section 3(b) and Section 3(b) of the disclosure letter attached hereto as Exhibit C (the “Disclosure Letter”), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(iv)   Except as set forth in Section 3(b) of the Disclosure Letter (i)  there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions; (ii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units; (iii) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; and (iv) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness, other than trade credit and other indebtedness incurred in the ordinary course of business, of the Company or by which the Company is or may become bound.  There are no shareholder agreements, voting agreements, or other similar arrangements, with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(c)   Subsidiary.  The Company does not have any Subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  As used herein "Subsidiaries" means any entity in which the Company, directly or indirectly, owns any capital stock or holds an equity or similar interest

(d)   Due Authorization.  All corporate actions on the part of the Company necessary for (i) the authorization, execution, delivery of, and the performance of all obligations of the Company under each of the Transaction Documents, and (ii) the authorization, issuance, reservation for issuance and delivery of the Common Shares, the Preferred Shares, and all of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (collectively, the “Conversion Shares”), have been taken, provided, that the Company will be required to file a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) following the Closing to increase its authorized shares of Common Stock to permit the conversion of the Preferred Shares and exercise of the Warrants, and each of the Transaction Documents constitutes (or will constitute upon execution by the Company) the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

(e)   Valid Issuance of Shares.

(i)   Shares.  The Common Shares, Preferred Shares and the Conversion Shares upon conversion of the Preferred Shares and exercise of the Warrants, as applicable, in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable free and clear from all taxes, liens, claims and encumbrances with respect to the issuance of the Common Shares, Preferred Shares and Conversion Shares (collectively, the “Shares”) and will not be subject to any preemptive rights or similar rights; provided that prior to the time of conversion of the Preferred Shares and exercise of the Warrants, as applicable, the Company will file the Certificate of Amendment to increase the authorized shares of Common Stock to such number that will permit the Company to satisfy its obligations to issue shares upon such conversion and exercise, as applicable.

(ii)   Compliance with Securities Laws.  Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Units will be issued and sold to the Purchasers in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(f)   Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority (each, a “Governmental Entity”) on the part of the Company is required in connection with the issuance and sale of the Units to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except such filings as have been made prior to the date hereof, the filing of the Certificate of Amendment and such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

(g)   Non-Contravention.  The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not (i) contravene or conflict with any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company, or the bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected.

(h)   Litigation.  Except as set forth in Section 3(h) of the Disclosure Letter, there is no material action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened:  (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  The Company has, to the Company’s knowledge,  in all material respects, complied with all laws, regulations and orders applicable to its business, including Pharmaceutical Laws (as defined below), and has all material permits and licenses required thereby.  “Pharmaceutical Laws” shall mean any federal, state, local or foreign law, statute, rule or regulation relating to the development, commercialization and sale of pharmaceutical and biotechnology products and devices, including all applicable regulations of the U.S. Food and Drug Administration (the “FDA”).

(i)   Liabilities.  Except as set forth in Section 3(i) of the Disclosure Letter, the Company has no material liabilities and, to the best of its knowledge no material contingent liabilities, except (i) current liabilities incurred in the ordinary course of business since September 30, 2012, which have not been, either in any individual case or in the aggregate, materially adverse and (ii) liabilities of a type not required by GAAP to be reflected in financial statements.

(j)   Compliance with Law and Charter Documents; Regulatory Permits.  The Company is not in violation or default of any provisions of its certificate of incorporation, bylaws or similar organizational document, as applicable.  The Company has, to the Company’s knowledge, materially complied and is currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or property, and the Company has not received notice that it is in violation of any statute, rule or regulation of any governmental authority applicable to it, including without limitation, all applicable rules and regulations of the FDA.  The Company, to the Company’s knowledge, is not in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which default would be reasonably likely to have a Material Adverse Effect.  The Company possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(k)   FDA Matters.  The human clinical trials and other preclinical tests conducted by the Company or in which the Company has participated, and such studies and tests conducted on behalf of the Company and that the Company has relied on or intends to rely on in support of regulatory clearance or approval by the FDA or foreign regulatory agencies, to the Company’s knowledge, were and are being conducted in all material respects in accordance with accepted industry standards for experimental protocols, procedures and controls as generally used by qualified experts in the preclinical or clinical study of pharmaceutical products as applied to comparable products to those being developed by the Company.

(l)   Intellectual Property.  To the Company’s knowledge, the Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct its business as currently conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, the Company has not infringed any patents of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect,.  To the Company’s knowledge, there is no claim, action or proceeding against the Company with respect to any Intellectual Property.  The Company has no actual knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company which would reasonably be expected to result in a Material Adverse Effect.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of such of its Intellectual Property as the Company is required to keep secret.  All of the patent assignments concerning the Intellectual Property which are of record in the United States Patent and Trademark Office as to which the Company is the assignee are believed to be valid and binding obligations of the assignor(s).

(m)   Title to Property and Assets.  The properties and assets of the Company are owned by the Company and, to the Company’s knowledge, are free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) liens securing the Senior Notes, (ii) statutory liens for the payment of current taxes that are not yet delinquent and (iii) liens, encumbrances and security interests that are in the ordinary course of business and do not materially detract from the value of the properties and assets of the Company, taken as a whole.

(n)   Taxes.  The Company has filed or has obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are complete and accurate in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company, taken as a whole.  No material controversy with respect to taxes of any type with respect to the Company is pending or, to the Company’s knowledge, threatened.  The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes).  The Company does not have any material tax liability relating to income, properties or assets of the Company as of the Closing that is not adequately provided for.

(o)   Insurance.  The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect in all material respects. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(p)   Internal Accounting Controls; Disclosure Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  During the twelve months prior to the date hereof the Company has not received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company.

(q)   Transactions with Affiliates.  None of the officers, directors or employees of the Company has entered into any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

(r)   General Solicitation.  Neither the Company, nor any of its affiliates, nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Units.

(s)   No Integrated Offering.  Neither the Company, nor any affiliate of the Company, nor, to the Company’s knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act, or any applicable stockholder approval provisions.

(t)   Application of Anti-Takeover Provisions.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Shares.

(u)   Environmental Matters.

(i)   The Company has complied, to the Company’s knowledge, in all material respects with all applicable Environmental Laws (as defined below).  There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company.  “Environmental Law” means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (G) health and safety of employees and other persons; or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances, or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)   To the Company’s knowledge, the Company does not have any material liabilities or material obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment.  “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(iii) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(iv) There is no material environmental liability, to the Company’s knowledge, of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

(v)   Foreign Corrupt Practices Act; Etc.  To the Company’s knowledge, each of the Company and its respective officers, directors, employees, agents and other person acting on behalf of the Company are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction.  To the Company's knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any beneficial ownership interest in the Company.  The Company and its respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(w)   Brokers.  The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.   REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF EACH PURCHASER.  Each Purchaser hereby represents and warrants, severally and not jointly, to the Company, and agrees that:

(a)   Organization, Good Standing and Qualification.  To the extent a Purchaser is an entity, the Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all power and authority required to enter into this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby.

(b)   Authorization.  The execution of this Agreement and the performance by the Purchaser of the transactions contemplated by this Agreement and the Transaction Documents have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement and each Transaction Document to which it is a party has been duly executed by the Purchaser and constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and the effect of rules of law governing the availability of equitable remedies.

(c)   Purchase for Own Account.  The Units are being acquired without a view to the resale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and in compliance with applicable federal and state securities laws.  To the extent a Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Units.  Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and the laws of any other applicable jurisdiction, and as otherwise contemplated by this Agreement.

(d)   Investment Experience.  The Purchaser understands that the purchase of the Units involves substantial risk.  The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Units and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Units and protecting its own interests in connection with this investment, and has so evaluated the merits and risks of such investment.

(e)   Accredited Investor Status.  At the time the Purchaser was offered the Units, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)   Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Units to it will not be registered under the Securities Act, the securities laws of any State of the United States or the securities laws of any other applicable jurisdiction, on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and exempt from any comparable registration requirement under the securities laws of any other applicable jurisdiction, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(g)   Receipt of Information.  The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Units, the business, properties, prospects, management and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Units.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(h)   Restricted Securities.  The Purchaser understands that neither the Units nor the Shares have been registered under the Securities Act or the securities laws of any State.

(i)   Reliance on Exemptions.  The Purchaser understands that the Units and the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Units and the Shares.

(j)   Legend.  (i) The Purchaser agrees that the Warrants and certificates for the Shares shall bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.   COVENANTS.

(a)   Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)   Reservation of Shares.  Subject to the filing of the Certificate of Amendment, the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the numbers of shares issuable upon conversion of the Preferred Shares and exercise of the Warrants (the “Required Reserve Amount”) for issuance upon any such conversion or exercise.  If at any time while the Preferred Shares or Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount, then the Company shall use its best efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares and Warrants then outstanding.  It is acknowledged by each Purchaser that (i) the Company will not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount as of the Closing Date and (ii) the Company will be required to obtain a vote of its stockholders holding a majority of its outstanding Common Stock to approve the Certificate of Amendment.  It is hereby agreed to by each Purchaser that in connection with such stockholder approval, each such Purchaser shall (i) take all reasonable actions and use its best efforts to approve the Certificate of Amendment, and (ii) cause all shares owned by such Purchaser, including shares owned by such Purchaser’s affiliates, representatives and family members, to be voted in favor of the Certificate of Amendment (whether by written consent of the stockholders of the Company or at a meeting of the Company’s stockholders).

6.   INDEMNIFICATION.  The Company hereby agrees to indemnify, exonerate and hold each Purchaser and each of their respective officers, directors, employees and agents (collectively herein called the “Indemnitees” and individually called an “Indemnitee”), free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in the Transaction Documents, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

7.   CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING.  The obligations of each Purchaser to purchase Units under Section 1(a) of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)   Representations and Warranties.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (except for representations and warranties that speak as of a specific date) (provided, however, that such materiality qualification shall only apply to representations or warranties not otherwise qualified by materiality or Material Adverse Effect) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)   Performance.  The Company shall have performed and complied  in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the sale described herein.

(c)   Compliance Certificate.  The Company will have delivered to the Purchasers a certificate signed on its behalf by its President or Chief Financial Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof with respect to the Company have been fulfilled.

(d)   Securities Exemptions.  The offer and sale of the Units to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(e)   No Suspension of Trading of Common Stock.  The Common Stock of the Company shall be quoted on The Pink Sheets, LLC.

(f)   Company Good Standing Certificate.  The Company shall have delivered to the Purchasers a certificate from the Secretary of State of the State of Delaware dated as of a recent date, with respect to the good standing of the Company in such State.

(g)   Stock Certificates; Warrants.  The Company shall have duly executed and delivered to such Purchaser certificates evidencing the Common Shares, Preferred Shares, and the Warrants purchased by such Purchaser.

(h)   Senior Notes Amendment and Conversion.  The holders of a majority in principal amount of the Senior Notes shall have (i) executed the Consent of the Holders of the Senior Notes in the form of Exhibit D hereto, and (ii) exercised their right to convert the Senior Notes into Common Stock in accordance with the terms thereof.

(i)   No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

8.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY CLOSING.  The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)   Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)   Securities Exemptions.  The offer and sale of the Units to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(c)   Payment of Purchase Price.  The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Units.

(e)           No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

9.   MISCELLANEOUS.

(a)   Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not be permitted to assign this Agreement or any of its respective rights or obligations hereunder.

(b)   Governing Law; Submission to Jurisdiction.  This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  The Company hereby irrevocably and unconditionally submits, for itself and its property to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement.

(c)   Survival.  The representations and warranties contained in this Agreement shall survive the Closing and the delivery of the Common Shares, Preferred Shares and Warrants and the issuance of the Conversion Shares.

(d)   Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)   Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)   Notices.  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (1) if to a Purchaser, at the Purchaser’s address or facsimile number set forth on the signature pages hereto, or at such address or facsimile number as the Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers.  All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

The address of the Company for the purpose of this Section 9(f) is as follows:

Tamir Biotechnology, Inc.
11 Deer Park Drive, Suite 204
Monmouth Junction, New Jersey 08852
Tel: (732) 823-1003
Fax: (732) 230-3794
Attention: Lawrence A. Kenyon

(g)   Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Shares then held by or issuable to the Purchasers; provided, however, any amendment to this Agreement that disproportionately adversely affects any Purchaser shall require the prior written consent of such Purchaser.  Any amendment effected in accordance with this Section 9(g) will be binding upon the Company, each Purchaser and their respective successors and permitted assigns.

(h)   Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)   Entire Agreement.  This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j)   Meaning of Include and Including.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(k)   Fees, Costs and Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees and expenses of Alston & Bird LLP, counsel for the Purchasers, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby.

(l)   8-K Filing; Press Release and Publicity.  As soon as practicable following the execution of this Agreement, the Company shall issue and publicly disseminate the Press Release (defined below), and file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement, the Certificate of Designation and the Warrant as exhibits to such filing

(m)   Waivers.  No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

TAMIR BIOTECHNOLOGY, INC.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Chief Executive Officer and Chief Financial Officer

 [SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Company Signature Page to Securities Purchase Agreement

NAME OF PURCHASER:

EUROPA INTERNATIONAL, INC.

By:	/s/ Fred Knoll
Name:	Fred Knoll
Title:	Knoll Capital Management, Investment Manager for Europa Int’l, Inc.

Number of Units: 5.25
Number of Common Shares: 72,696,463
Number of Preferred Shares: 5,250
Number of Shares Underlying Warrants: 66,287,468

Address:	c/o Knoll Capital Management
5 East 44 street
New York, NY 10011

Purchaser Signature Page
to Securities Purchase
Agreement

NAME OF PURCHASER:

FRAGRANT PARTNERS, LLC

By:	/s/ Aryeh Rubin
Name:	Aryeh Rubin
Title:	General Partner

Number of Units: 3
Number of Common Shares: 41,540,836
Number of Preferred Shares: 3,000
Number of Shares Underlying Warrants: 37,878,553

Address:	3029 NE 188th Street, Suite 1114
Aventura, FL 33180

Company Signature Page to Securities Purchase Agreement

NAME OF PURCHASER:

W-NET FUND I, LP

By:	/s/ David Weiner
Name:	David Weiner
Title: rtner	Manager of General Pa

Number of Units: 1
Number of Common Shares: 13,846,945
Number of Preferred Shares: 1,000
Number of Shares Underlying Warrants: 12,626,184

Address:	12400 Ventura Blvd Suite 327
Studio City, CA 91604

Purchaser Signature Page to Securities Purchase Agreement

NAME OF PURCHASER:

REVACH FUND LP

By:	/s/ Chaim Davis
Name:	Chaim Davis
Title:	Managing Member

Number of Units: 0.6
Number of Common Shares: 8,308,167
Number of Preferred Shares: 600
Number of Shares Underlying Warrants: 7,575,711

Address:	22311 Guadeloupe Street
Boca Raton, Florida 33433

Purchaser Signature Page to Securities Purchase Agreement

NAME OF PURCHASER:

CHAIM DAVIS

/s/ Chaim Davis
Chaim Davis

Number of Units: 0.15
Number of Common Shares: 2,077,042
Number of Preferred Shares: 150
Number of Shares Underlying Warrants: 1,893,928

Address:	22311 Guadeloupe Street
Boca Raton, Florida 33433

Purchaser Signature Page to Securities Purchase Agreement

EXHIBIT A

CERTIFICATE OF DESIGNATION
SERIES A PREFERRED STOCK

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

EXHIBIT C

DISCLOSURE LETTER

EXHIBIT D

Consent of Holders of Senior Notes

[ATTACHED]